                                                                Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                           FOR TYECIN SYSTEMS, INC.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-47133 and No. 333-58353) and Form S-8 (No. 33-67994, No. 33-67996, No. 33-89490, No. 33-89492, No. 33-98820, No. 333-09481,
No. 333-36983, No. 333-60439 and No. 333-62993) of Manugistics Group, Inc. of
our report dated March 6, 1998, except as to Note 11, which is as of June 1, 1998, related to the consolidated financial statements of TYECIN Systems, Inc. (not presented separately therein) which appears on page F-2 of this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
June 10, 1999